Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Raymond Mol, President and Chief Executive Officer of Ocean Ventures Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB/A of Ocean Ventures Inc. for the period ended November 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ocean Ventures Inc.

Dated: March 9, 2004

/s/ Raymond Mol
Raymond Mol
President and Chief Executive Officer
(Principal Executive Officer and
Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ocean Ventures Inc. and will be retained by Ocean Ventures Inc. and furnished to the Securities and Exchange Commission or its staff upon request.